UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 ____________________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 27, 2013
Date of Report (date of earliest event reported)
Copart, Inc.
(Exact name of Registrant as specified in its charter)
Delaware	0-23255	94-2867490
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
14185 Dallas Parkway, Suite 300 Dallas, Texas 75254
(Address of principal executive offices)
(972) 391-5000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communication pursuant to Rule 425 under Section Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION INCLUDED IN THIS REPORT

Section 2 — Financial Information

Item 2.02

Results of Operations and Financial Condition

The following information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

On February 27, 2013, Copart, Inc. issued a press release announcing its financial results for the second quarter of fiscal year 2013 which ended January 31, 2013. The full text of the press release is furnished herewith as Exhibit 99.1.

Section 9 — Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is furnished herewith:

Exhibit Number	Description
99.1	Press release, dated February 27, 2013 of Copart, Inc. announcing its financial results for the second quarter ended January 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2013

Copart, Inc.

By:  /s/ William E. Franklin

William E. Franklin

Senior Vice President of Finance and

Chief Financial Officer

INDEX TO EXHIBITS

Exhibit

Number

Description

99.1

Press release, dated February 27, 2013, of Copart, Inc. announcing its financial results for the second quarter ended January 31, 2013.

Copart, Inc.

For Immediate Release

Copart Reports Second Quarter Financial Results

Dallas, Texas. (February 27, 2013) — Copart, Inc. (NASDAQ: CPRT) today reported the results for the quarter ended January 31, 2013, the second quarter of its 2013 fiscal year.

For the three months ended January 31, 2013, revenue, operating income and net income were $266.2 million, $62.8 million and $39.6 million, respectively. These represent an increase in revenue of $38.3 million, or 16.8%; and decreases in operating income of $0.8 million, or 1.2%; and in net income of $1.0 million, or 2.4%, respectively, from the same quarter last year. Fully diluted earnings per share for the three months were $0.31 compared to $0.31 last year.

For the six months ended January 31, 2013, revenue, operating income and net income were $505.1 million, $137.1 million and $85.5 million, respectively. These represent increases in revenue of $51.5 million, or 11.4%; in operating income of $8.2, million or 6.4%; and in net income of $3.7 million, or 4.6%, respectively, from the same period last year. Fully diluted earnings per share for the six months ended January 31, 2013 were $0.66 compared to $0.62 last year, an increase of 6.5%.

The operating results for the second quarter were adversely affected by abnormal costs incurred as a result of hurricane Sandy. These costs include the additional towing, payroll, equipment, travel, housing and facilities expenses directly related to the operating conditions created by hurricane Sandy. These costs, net of the associated revenues, generated a loss of $11.9 million during the quarter and had a negative after tax impact on diluted earnings per share in the quarter of $0.06. We expect these additional costs to continue into future quarters. However, we believe they will be completely offset by auction revenues and, accordingly, no future loss is anticipated.

Included in general and administrative cost for our second quarter are the non-capitalizable costs associated with the implementation of our ERP system and the incremental costs associated with the outsourcing of our network infrastructure and our technical support functions, which together totaled $1.8 million and which had a negative after tax impact on diluted earnings per share in the quarter of $0.01. These costs will abate upon completion, which is expected to be some time in our 2014 fiscal year.  Also included are the costs associated with our expanded international operations which totaled $1.4 million and will continue.

On Thursday, February 28, 2013, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live at http://w.on24.com/r.htm?e=587593&s=1&k=BC15C71DA1CD41A3F45BD29D977FD5EA. A replay of the call will be available through March 28, 2013 by calling (888) 203-1112. Use confirmation code #8426731.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.

About Copart

Copart, founded in 1982, provides vehicle sellers with a full range of remarketing services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters and, in some states, to end users. Copart remarkets the vehicles through Internet sales utilizing its patented VB2 technology.  Copart sells vehicles on behalf of insurance companies, banks, finance companies, fleet operators, dealers, car dealerships and others as well as cars sourced from the general public. The company currently operates 162 facilities; with operations in the United States and Canada (www.copart.com), the United Kingdom (www.copart.co.uk), Brazil (www.copart.com.br), Germany (www.copart.de) and the United Arab Emirates (www.copart.ae). Copart links sellers to more than 750,000 members in over 140 countries worldwide through our online multi-channel platform. For more information, or to become a member, visit www.copart.com.

Cautionary Note About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management's Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:

Deana Lott, Assistant to the Chief Financial Officer

         972-391-5094 or deana.lott@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.

Consolidated Statements of Income

(in thousands, except per share data)

(Unaudited)

	Three months ended January 31,		Six months ended January 31,
	2013	2012	2013	2012
Service revenues and vehicle sales:
Service revenues	$216,920	$186,852	$412,099	$369,668
Vehicle sales	49,265	41,052	92,952	83,862
Total service revenues and vehicle sales	$266,185	$227,904	$505,051	$453,530
Operating costs and expenses:
Yard operations	116,501	86,422	204,522	174,427
Cost of vehicle sales	42,204	33,605	78,515	67,799
Yard depreciation and amortization	10,663	8,181	19,761	16,383
Gross margin	96,817	99,696	202,253	194,921
General and administrative	30,098	23,415	57,436	49,371
General and administrative depreciation and amortization	3,949	3,971	7,690	7,864
Impairment of long-lived assets	—	8,771	—	8,771
Total operating expenses	203,415	164,365	367,924	324,615
Operating income	62,770	63,539	137,127	128,915
Other income (expense):
Interest expense, net	(2,397)	(2,914)	(4,873)	(5,039)
Other income	744	1,591	451	2,155
Total other expense	(1,653)	(1,323)	(4,422)	(2,884)
Income before income taxes	61,117	62,216	132,705	126,031
Income taxes	21,477	21,613	47,220	44,279
Net income	$39,640	$40,603	$85,485	$81,752
Earnings per share-basic
Basic net income per share	$0.32	$0.32	$0.69	$0.63

Weighted average common shares outstanding	124,709	128,306	124,505	129,870

Earnings per share-diluted
Diluted net income per share	$0.31	$0.31	$0.66	$0.62
Diluted weighted average common shares outstanding	129,520	131,590	128,997	132,696

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	January 31, 2013	July 31, 2012
ASSETS

Current assets:
Cash and cash equivalents	$49,510	$140,112
Accounts receivable, net	198,805	138,966
Inventories and vehicle pooling costs	31,103	24,222
Income taxes receivable	12,462	2,312
Deferred income taxes	4,207	3,600
Prepaid expenses and other assets	11,633	9,155
Assets held for sale	4,185	3,926
Total current assets	311,905	322,293
Property and equipment, net	657,424	587,163
Intangibles, net	14,925	7,985
Goodwill	210,188	196,438
Deferred income taxes	27,596	22,280
Other assets	31,908	18,907
Total assets	$1,253,946	$1,155,066

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$125,400	$102,958
Deferred revenue	5,363	5,390
Income taxes payable	6,083	3,082
Current portion of long-term debt and capital lease obligations	75,177	75,170
Other current liabilities	788	785
Total current liabilities	212,811	187,385
Deferred income taxes	9,153	7,186
Income taxes payable	24,434	22,531
Long-term debt and capital lease obligations	333,068	368,950
Other liabilities	6,977	7,897
Total liabilities	586,443	593,949
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value - 5,000,000 shares authorized; no shares issued and outstanding at January 31, 2013 and July 31, 2012, respectively	—	—
Common stock, $0.0001 par value - 180,000,000 shares authorized; 125,284,122 and 124,393,700 shares issued and outstanding at January 31, 2013 and July 31, 2012, respectively	13	12
Additional paid in capital	353,111	326,187
Accumulated other comprehensive loss	(32,270)	(38,043)
Retained earnings	346,649	272,961
Total stockholders’ equity	667,503	561,117
Total liabilities and stockholders’ equity	$1,253,946	$1,155,066

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Six Months Ended January 31,
	2013	2012
Cash flows from operating activities:
Net income	$85,485	$81,752
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,451	24,247
Allowance for doubtful accounts	184	(99)
Stock-based compensation	9,920	11,028
Excess tax benefits from stock-based compensation	(5,293)	(1,104)
Impairment of long-lived assets	—	8,771
Gain on sale of property and equipment	(183)	(963)
Deferred income taxes	(6,986)	(9,068)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(59,165)	(29,549)
Vehicle pooling costs and inventories	(6,860)	766
Prepaid expenses and other current assets	(3,529)	5,933
Other assets	(7,014)	247
Accounts payable and accrued liabilities	18,695	(5,431)
Deferred revenue	(28)	697
Income taxes receivable	(4,776)	3,281
Income taxes payable	4,918	(12)
Other liabilities	271	(148)
Net cash provided by operating activities	53,090	90,348

Cash flows from investing activities:
Purchases of property and equipment including acquisitions	(110,554)	(15,055)
Proceeds from sale of property and equipment	1,851	761
Investment in escrow	(6,371)	—
Net cash used in investing activities	(115,074)	(14,294)

Cash flows from financing activities:
Proceeds from the exercise of stock options	16,358	6,335
Proceeds from the issuance of Employee Stock Purchase Plan shares	951	1,019
Repurchase of common stock	(14,512)	(135,395)
Excess tax benefit from stock-based payment arrangements	5,293	1,104
Proceeds from issuance of debt	—	125,000
Debt offering costs	—	(313)
Principal payments on long-term debt	(37,505)	(18,750)
Net cash used in financing activities	(29,415)	(21,000)

Effect of foreign currency translation	797	(1,423)

Net (decrease) increase in cash and cash equivalents	(90,602)	53,631

Cash and cash equivalents at beginning of period	140,112	74,009
Cash and cash equivalents at end of period	$49,510	$127,640

Supplemental disclosure of cash flow information:
Interest paid	$5,220	$5,221
Income taxes paid	$55,874	$50,019

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000